NEWS RELEASE

AbCellera Reports Q3 2025 Business Results

11/6/2025

VANCOUVER, British Columbia--(BUSINESS WIRE)-- AbCellera (Nasdaq: ABCL) today announced financial results for the third quarter of 2025. All financial information in this press release is reported in U.S. dollars, unless otherwise indicated.

“AbCellera successfully delivered on two corporate priorities this quarter by starting activities at our new clinical manufacturing facility and substantially completing our platform investments,” said Carl Hansen, Ph.D., founder and CEO of AbCellera. “We ended the quarter with approximately $680 million dollars in available liquidity to execute on our strategy and will continue to prioritize advancing our two lead programs through Phase 1 clinical studies and building our pipeline.”

Q3 2025 Business Summary
●Generated a net loss of $57.1 million, compared to a net loss of $51.1 million in 2024.
●Expanded the leadership team with the appointment of Sarah Noonberg, M.D., Ph.D., as Chief Medical Officer.
●ABCL635 and ABCL575 continue to progress through Phase 1 clinical trials.
●Reached a cumulative total of 103 partner-initiated program starts with downstreams.

Key Business Metrics

Cumulative Metrics	September 30, 2024	September 30, 2025	Change %
Partner-initiated program starts with downstreams	95	103	8%
Molecules in the clinic	14	18	29%

AbCellera started discovery on an additional partner-initiated program with downstreams to reach a cumulative total of 103 partner-initiated program starts with downstreams in Q3 2025 (up from 95 on September 30, 2024). AbCellera and its partners have advanced a cumulative total of 18 molecules into the clinic (up from 14 on September 30, 2024).

Discussion of Q3 2025 Financial Results

●Revenue – Total revenue was $9.0 million, compared to $6.5 million in Q3 2024.
●Research & Development (R&D) Expenses – R&D expenses were $55.0 million, compared to $41.0 million in Q3 2024. A greater proportion of R&D expenses are used on internal programs, including $15.0 million of specific investments in two internal programs in the third quarter.
●Sales & Marketing (S&M) Expenses – S&M expenses were $2.9 million, compared to $3.1 million in Q3 2024.
●General & Administrative (G&A) Expenses – G&A expenses were $22.1 million, compared to $19.1 million in Q3 2024.
●Net Loss – Net loss of $57.1 million, or $(0.19) per share on a basic and diluted basis, compared to net loss of $51.1 million, or $(0.17) per share on a basic and diluted basis, in Q3 2024.
●Liquidity – $523 million of total cash, cash equivalents, and marketable securities and approximately $159 million in available non-dilutive government funding, bringing total available liquidity to approximately $680 million to execute on AbCellera's strategy.

Conference Call and Webcast
AbCellera will host a conference call and live webcast to discuss these results today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).
The live webcast of the earnings conference call can be accessed on the Events and Presentations section of AbCellera’s Investor Relations website. A replay of the webcast will be available through the same link following the conference call.

About AbCellera Biologics Inc.
AbCellera (Nasdaq: ABCL) is a clinical-stage biotechnology company focused on discovering and developing antibody-based medicines in the areas of endocrinology, women’s health, immunology, and oncology. For more information, please visit www.abcellera.com.

Definition of Key Business Metrics
We regularly review the following key business metrics to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections, and make strategic decisions. We believe that the following metrics are important to understand our current business. These metrics may change or may be substituted for additional or different metrics as our business develops.
Partner-initiated program starts with downstreams represent the number of unique partner-initiated programs where we stand to participate financially in downstream success for which we have commenced the discovery effort. The discovery effort commences on the later of (i) the day on which we receive sufficient reagents to start discovery of antibodies against a target and (ii) the day on which the kick-off meeting for the program is held. We view this metric as an indication of the selection and initiation of projects by our partners and the resulting potential for near-term payments. Cumulatively, partner-initiated program starts with downstream participation indicate our total opportunities to earn downstream revenue from milestone fees and royalties (or royalty equivalents) in the mid- to long-term.

Molecules in the clinic represent the count of unique molecules for which an Investigational New Drug, or IND, New Animal Drug, or equivalent under other regulatory regimes, application has reached "open" status or has otherwise been approved based on an antibody that was discovered either by us or by a partner using licensed AbCellera technology. Where the date of such application approval is not known to us, the date of the first public announcement of a clinical trial will be used for the purpose of this metric. We view this metric as an indication of our near- and mid-term potential revenue from milestone fees and potential royalty payments in the long term.

AbCellera Forward-Looking Statements
This press release contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding our ability to develop, commercialize and achieve market acceptance of our current and planned products and services, our research and development efforts, and other matters regarding our business strategies, use of capital, results of operations and financial position, and plans and objectives for future operations.
In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under “Risk Factors,” “Management's Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

AbCellera Biologics Inc.
Condensed Consolidated Statements of Loss and Comprehensive Loss
(All figures in U.S. dollars. Amounts are expressed in thousands except share and per share data.)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2024	2025	2024	2025
Revenue:
Research fees	$6,289	$8,817	$21,516	$19,524
Licensing revenue	218	138	767	10,751
Milestone payments	–	–	1,500	–
Total revenue	6,507	8,955	23,783	30,275
Operating expenses:
Research and development(1)	40,969	55,028	121,183	136,736
Sales and marketing(1)	3,135	2,906	9,635	8,757
General and administrative(1)	19,147	22,052	56,691	57,255
Depreciation, amortization, and impairment	36,919	5,247	78,285	16,048
Total operating expenses	100,170	85,233	265,794	218,796
Loss from operations	(93,663)	(76,278)	(242,011)	(188,521)
Other (income) expense:
Interest income	(9,603)	(6,765)	(29,805)	(22,409)
Grants and incentives	(3,491)	(2,729)	(10,076)	(10,574)
Other	(17,937)	1,984	(48,564)	2,558
Total other income	(31,031)	(7,510)	(88,445)	(30,425)
Net loss before income tax	(62,632)	(68,768)	(153,566)	(158,096)
Income tax recovery	(11,525)	(11,649)	(24,919)	(20,629)
Net loss	$(51,107)	$(57,119)	$(128,647)	$(137,467)
Foreign currency translation adjustment	841	(41)	488	1,680
Comprehensive loss	$(50,266)	$(57,160)	$(128,159)	$(135,787)

Net loss per share
Basic	$(0.17)	$(0.19)	$(0.44)	$(0.46)
Diluted	$(0.17)	$(0.19)	$(0.44)	$(0.46)
Weighted-average common shares outstanding
Basic	294,851,945	298,875,174	293,930,702	298,366,169
Diluted	294,851,945	298,875,174	293,930,702	298,366,169

(1) Exclusive of depreciation, amortization, and impairment

AbCellera Biologics Inc.
Condensed Consolidated Balance Sheets
(All figures in U.S. dollars. Amounts are expressed in thousands except share data.)
(Unaudited)

	December 31, 2024	September 30, 2025
Assets
Current assets:
Cash and cash equivalents	$156,325	$83,159
Marketable securities	469,289	412,513
Total cash, cash equivalents, and marketable securities	625,614	495,672
Accounts and accrued receivable	33,616	41,456
Restricted cash	25,000	25,000
Other current assets	67,140	133,012
Total current assets	751,370	695,140
Long-term assets:
Property and equipment, net	340,429	427,358
Intangible assets, net	42,113	39,321
Goodwill	47,806	47,806
Investments in equity accounted investees	82,297	93,301
Other long-term assets	96,538	53,066
Total long-term assets	609,183	660,852
Total assets	$1,360,553	$1,355,992
Liabilities and shareholders' equity
Current liabilities:
Accounts payable and other current liabilities	$55,004	$53,117
Contingent consideration payable	8,087	–
Deferred revenue	13,521	15,687
Total current liabilities	76,612	68,804
Long-term liabilities:
Operating lease liability	60,743	137,052
Deferred revenue	5,700	5,850
Deferred government contributions	149,893	169,118
Deferred tax liability	10,052	9,744
Other long-term liabilities	1,469	1,386
Total long-term liabilities	227,857	323,150
Total liabilities	304,469	391,954
Commitments and contingencies
Shareholders' equity:
Common shares: no par value, unlimited authorized shares at December 31, 2024 and September 30, 2025: 295,757,002 and 299,011,566 shares issued and outstanding at December 31, 2024 and September 30, 2025, respectively	777,171	794,469
Additional paid-in capital	166,361	192,804
Accumulated other comprehensive loss	(4,378)	(2,698)
Accumulated earnings (deficit)	116,930	(20,537)
Total shareholders' equity	1,056,084	964,038
Total liabilities and shareholders' equity	$1,360,553	$1,355,992

AbCellera Biologics Inc.
Condensed Consolidated Statement of Cash Flows
(Expressed in thousands of U.S. dollars.)
(Unaudited)

	Nine months ended September 30,
	2024	2025
Cash flows from operating activities:
Net loss	$(128,647)	$(137,467)
Cash flows from operating activities:
Depreciation of property and equipment	10,437	13,257
Amortization and impairment of intangible assets	67,848	2,791
Amortization of operating lease right-of-use assets	4,813	4,853
Stock-based compensation	52,355	42,888
Fair value (gain)/loss on contingent consideration	(30,731)	613
Other	(35,887)	988
Changes in operating assets and liabilities:
Research fees and grants receivable	(54,258)	(15,957)
Income taxes payable (receivable)	(8,709)	(19,792)
Accounts payable and accrued liabilities	4,018	(2,286)
Deferred revenue	(13,474)	2,316
Deferred grant income	30,671	(2,834)
Other assets	1,008	14,078
Net cash used in operating activities	(100,556)	(96,552)
Cash flows from investing activities:
Purchases of property and equipment	(62,766)	(32,929)
Purchase of marketable securities	(612,249)	(324,704)
Proceeds from marketable securities	735,989	386,536
Receipt of grant funding	29,150	7,366
Long-term investments and other assets	13,538	(16,771)
Investment in equity accounted investees	(17,956)	(6,886)
Net cash provided by investing activities	85,706	12,612
Cash flows from financing activities:
Payment of liability for in-licensing agreement and other	(552)	(9,240)
Proceeds from other liabilities and exercise of stock options	9,179	19,207
Net cash provided by financing activities	8,627	9,967
Effect of exchange rate changes on cash and cash equivalents	(457)	807
Decrease in cash and cash equivalents	(6,680)	(73,166)
Cash and cash equivalents and restricted cash, beginning of period	160,610	183,615
Cash and cash equivalents and restricted cash, end of period	$153,930	$110,449
Restricted cash included in other assets	2,290	2,290
Total cash, cash equivalents, and restricted cash shown on the balance sheet	$151,640	$108,159
Supplemental disclosure of non-cash investing and financing activities
Property and equipment in accounts payable	15,989	10,457
Right-of-use assets obtained in exchange for operating lease obligation	2,232	76,118

Inquiries
Media: Tiffany Chiu; media@abcellera.com, +1(236)521-6774
Partnering: Murray McCutcheon, Ph.D.; partnering@abcellera.com, +1(604)559-9005
Investor Relations: Peter Ahn; ir@abcellera.com, +1(778)729-9116

Source: AbCellera Biologics Inc.